                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            LINCARE HOLDINGS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             LINCARE HOLDINGS INC.
                              19337 U.S. 19 NORTH
                           CLEARWATER, FLORIDA 34624

                                                                   April 7, 1997

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Hyatt Regency Westshore, 6200 Courtney Campbell Causeway, Tampa, Florida, on Monday, May 12, 1997, at 9:00 A.M.

     The principal business of the meeting will be to elect directors for the ensuing year, to ratify the selection of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending December 31, 1997, and to approve an amendment to the Company's 1996 Stock Plan. During the meeting, we also will review the Company's 1996 results and report on significant aspects of our business during the first part of fiscal 1997.

     If you are not planning to attend the meeting, it is still important that your shares be represented. Please complete, sign, date, and return to the Company the enclosed proxy card in the envelope provided at your earliest convenience. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

                                           Sincerely,

                                           /s/ JOHN P. BYRNES

                                           JOHN P. BYRNES
                                           Chief Executive Officer and President

                             LINCARE HOLDINGS INC.
                              19337 U.S. 19 NORTH
                           CLEARWATER, FLORIDA 34624

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 1997

                             ---------------------

     The Annual Meeting of Stockholders of Lincare Holdings Inc., a Delaware corporation (the "Company"), will be held on May 12, 1997, at 9:00 A.M. at the Hyatt Regency Westshore, 6200 Courtney Campbell Causeway, Tampa, Florida.

     The Annual Meeting will be held: (i) to elect a Board of Directors consisting of seven persons for a one year term; (ii) to ratify the selection of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending December 31, 1997; (iii) to approve an amendment to the Company's 1996 Stock Plan; and (iv) to transact such other business as may properly come before the Annual Meeting and at any adjournment thereof.

     Stockholders of record at the close of business on March 24, 1997 are entitled to notice of the meeting and to vote the shares held on that date at the meeting.

                                           By Order of the Board of Directors

                                           /s/ James M. Emanuel

                                           JAMES M. EMANUEL
                                           Secretary

Clearwater, Florida
April 7, 1997

                             YOUR VOTE IS IMPORTANT

     NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.

                             LINCARE HOLDINGS INC.
                              19337 U.S. 19 NORTH
                           CLEARWATER, FLORIDA 34624

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency Westshore, 6200 Courtney Campbell Causeway, Tampa, Florida, on May 12, 1997, at 9:00 A.M., and any adjournment thereof. The matters to be considered and acted upon at the meeting are set forth in the attached Notice of Annual Meeting. This Proxy Statement, the Notice of Annual Meeting, and the form of Proxy will first be sent to Stockholders on or about April 8, 1997.

     The record date for the determination of Stockholders entitled to notice of and to vote at the meeting has been fixed by the Board of Directors as the close of business on March 24, 1997. As of that date there were 28,349,696 shares of Common Stock ("Common Stock") of the Company outstanding and entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each of the matters listed in the Notice of Annual Meeting. The Common Stock is the only outstanding class of the Company's securities.

     If the accompanying Proxy is signed and returned, the shares represented by the Proxy will be voted as specified in the Proxy. Where no choice is specified, the Proxy will be voted in favor of the proposals described herein. Stockholders who execute Proxies may revoke them by notifying the Secretary at any time prior to the voting of the Proxies.

                       EXPENSE AND MANNER OF SOLICITATION

     The Company will bear the cost of this solicitation, including amounts paid to banks, brokers and other record owners to reimburse them for their expenses in forwarding solicitation material regarding the annual meeting to beneficial owners of the Common Stock. The solicitation will be by mail, with the material being forwarded to the stockholders of record and certain other beneficial owners of the Common Stock by the Company's officers and other regular employees (at no additional compensation). Such officers and employees may also solicit proxies from stockholders by personal contact, by telephone or by any other means if necessary in order to assure sufficient representation at the meeting.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     On March 24, 1997, the record date with respect to this solicitation for determining stockholders entitled to notice of and to vote at the Annual Meeting, 28,349,696 shares of the Company's Common Stock were outstanding. No shares of any other class of stock were outstanding. Only stockholders of record on such date are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Each stockholder of record is entitled to one vote for each share held on all matters to come before the Annual Meeting and at any adjournment thereof.

     The following table sets forth the information as of February 15, 1997, with respect to the beneficial ownership of the Company's Common Stock by each person who is known by the Company to beneficially own more than 5% of the Common Stock and by each director and executive officer and by all directors and executive officers as a group.

                                                              SHARES BENEFICIALLY
                      BENEFICIAL OWNER                               OWNED           PERCENT
                      ----------------                        -------------------    -------
FMR Corporation(1)..........................................       2,794,595           9.9
  82 Devonshire Street
  Boston, Massachusetts 02109
Firstar Corporation(1)......................................       2,221,750           7.8
  777 E. Wisconsin Avenue
  Milwaukee, Wisconsin 53202
The Kaufmann Fund, Inc.(1)..................................       1,595,000           5.6
  140 E. 45th Street
  43rd Floor
  New York, N.Y. 10017
AIM Management Group Inc.(1)................................       1,480,500           5.2
  11 Greenway Plaza, Suite 1919
  Houston, Texas 77046
First Union Corporation(1)..................................       1,464,038           5.2
  One First Union Center
  Charlotte, North Carolina 28288
James T. Kelly(2)...........................................         311,500           1.1
John P. Byrnes(3)...........................................         149,646            .5
Howard R. Deutsch(4)........................................         394,000           1.4
James M. Emanuel(5).........................................         272,551           1.0
Andrew M. Paul(6)...........................................          22,867            --
Chester B. Black(6).........................................           5,000            --
Frank T. Cary(7)............................................          19,000            --
Thomas O. Pyle(8)...........................................          16,000            --
All Executive Officers and Directors as a Group (eight
  persons)..................................................       1,190,564           4.1

---------------

 (1) All information relating to shares held is derived from Schedule 13G filings with the Securities and Exchange Commission and received by the Company.
 (2) Includes options to purchase 221,000 shares of Common Stock that are currently exercisable.
 (3) Includes options to purchase 149,646 shares of Common Stock that are currently exercisable.
 (4) Includes options to purchase 169,000 shares of Common Stock that are currently exercisable.
 (5) Includes options to purchase 95,000 shares of Common Stock that are currently exercisable.
 (6) Includes options to purchase 5,000 shares of Common Stock that are currently exercisable.
 (7) Includes options to purchase 17,000 shares of Common Stock that are currently exercisable.
 (8) Includes options to purchase 16,000 shares of Common Stock that are currently exercisable.

                         ELECTION OF BOARD OF DIRECTORS

     A Board of seven (7) Directors will be elected by a plurality of the votes cast by Stockholders represented and entitled to vote at the meeting. Directors will serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified. All nominees identified below are expected to serve if elected, and each of them has consented to being named in this Proxy Statement and to serve if elected. All are current Directors of the Company, except John P. Byrnes. If a nominee is unable or unwilling to serve at the time of the election, the persons named in the form of Proxy shall have the right to vote according to their judgment for another person instead of such unavailable nominee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF MESSRS. KELLY, BYRNES, DEUTSCH, PAUL, BLACK, CARY, AND PYLE.

      INFORMATION REGARDING THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table provides information regarding each nominee of the Board of Directors.

                   NAME                     AGE                       POSITION
                   ----                     ---                       --------
James T. Kelly............................  50    Chairman of the Board
John P. Byrnes............................  38    Chief Executive Officer, President
Howard R. Deutsch.........................  42    Executive Vice President, General Counsel and
                                                  Director
Andrew M. Paul............................  41    Director
Chester B. Black..........................  51    Director
Frank T. Cary.............................  76    Director
Thomas O. Pyle............................  57    Director

     All directors are elected annually and hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Executive officers serve at the discretion of the Board of Directors.

     JAMES T. KELLY was elected Chairman of the Board in April 1994 and served as the Chief Executive Officer of the Company's business from June 1986 through December 1996. Mr. Kelly has been a director of Lincare Inc. since its founding in November 1987, and a director of Lincare Holdings since its formation in November 1990. Prior to becoming the Company's Chief Executive Officer, Mr. Kelly served in a number of capacities within the Mining and Metals Division of Union Carbide Corporation ("Union Carbide") over a nineteen-year period. Mr. Kelly is also a director of Emcare Holdings Inc., a leading provider of physician services management in hospital emergency departments and related urgent care centers.

     JOHN P. BYRNES has served as the Chief Executive Officer of the Company's business since January 1997. Mr. Byrnes has been the President of Lincare Holdings since June 1996. Prior to becoming the Company's President, Mr. Byrnes served the Company in a number of capacities over a ten-year period, including serving as the Company's Chief Operating Officer throughout 1996.

     HOWARD R. DEUTSCH has served as Executive Vice President and General Counsel and as a director of Lincare Inc. since its founding in 1987 and as Executive Vice President and General Counsel and as a director of Lincare Holdings since its formation in November 1990. From 1980 to 1987, Mr. Deutsch served as Division Counsel for Union Carbide. Mr. Deutsch is responsible for managing and implementing the Company's acquisition program. Mr. Deutsch is also a director of Housecall Medical Resources, a national home health provider.

     ANDREW M. PAUL has been a director of Lincare Holdings since its formation in 1990. Mr. Paul was Chairman of the Board of Lincare Holdings from November 1990 to April 1994. Mr. Paul is a general partner of Welsh, Carson, Anderson, and Stowe ("WCAS"), a private venture capital partnership. Previously he was an associate in the venture capital group of Hambrecht & Quist Incorporated for one year. Mr. Paul is also a director of Emcare Holdings Inc., a leading provider of physician services management in hospital emergency departments and related urgent care centers; Medcath Inc., a provider of cardiology and cardiovascular services through the operation of specialized facilities and the management of physician practices; American Oncology, Inc., owners of comprehensive cancer treatment centers; Housecall Medical Resources, a national home health provider; and several private companies.

     CHESTER B. BLACK has been a director of Lincare Holdings since January 1991. From November 1990 until December 1995, Mr. Black served as Chairman and Vice Chairman of Med Alliance, Inc. From June 1989 until November 1990, Mr. Black was Chairman and President of RB Diagnostic, which also provides diagnostic imaging services. From May 1986 until June 1989, Mr. Black was President of AdvaCare, Inc., a predecessor in interest to RB Diagnostic.

     FRANK T. CARY has been a director of Lincare Holdings since July 1991. Mr. Cary served as IBM's Chief Executive Officer from 1973 to 1981. He retired from IBM on July 1, 1983. He continued as a member of the IBM board and its executive committee until April 30, 1991. Mr. Cary is also a director of AEA Investors, Inc., Celgene Corporation, Cygnus Therapeutic Systems, ICOS Corporation, Lexmark International, Inc., ONTOS, Inc., SPS Transaction Services, Inc., SEER Technologies, TELTREND, Inc., and VIDN, Inc.

     THOMAS O. PYLE became a director of Lincare Holdings in 1995. Mr. Pyle served as Chief Executive Officer of Harvard Community Health Plan from 1978 to 1991. From 1993 to 1994, he served as Chief Executive Officer of MetLife HealthCare Management Company. He is now Senior Advisor to The Boston Consulting Group and serves as a director of Millipore Corporation, Unilab Corporation, AMISYS Managed Care Systems Inc, CareWise, Inc. and Codman Research Group Inc.

EXECUTIVE OFFICERS

     The Company's Executive Officers are Messrs. Kelly, Byrnes, Deutsch, and James M. Emanuel. Mr. Emanuel has served as the Chief Financial Officer of the Company's business since January 1984, and has been Chief Financial Officer of Lincare Inc. since its founding in November 1987 and Lincare Holdings since its formation in November 1990. Mr. Emanuel has also served as a director of Lincare Inc. and Lincare Holdings since November 1990. Mr. Emanuel served in numerous financial capacities at Union Carbide between 1973 and 1984.

DIRECTOR'S FEES

     Other than Chester B. Black, Frank T. Cary and Thomas O. Pyle, who each receive $20,000 per annum, directors do not receive any compensation for their services, but are reimbursed for expenses. The Company's directors are also eligible to participate in the Company's stock option plans.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The committees of the Board of Directors consist of an Audit Committee, a Compensation Committee and a Stock Plan Committee. During fiscal 1996, all directors attended 75% or more of the total meetings of the Board of Directors and Committees of the Board of Directors on which they served. The Board of Directors held six meetings during 1996.

     Audit Committee. The Audit Committee recommends to the Board of Directors the annual appointment of independent accountants with whom the Committee reviews the audit fees, scope and timing of the audit, the adequacy of internal controls and any other services rendered. The Audit Committee, comprised of Messrs. Cary, Emanuel and Pyle, held one meeting for fiscal 1996.

     Compensation Committee. The Compensation Committee reviews and recommends the executive compensation and bonuses of the executives of the Company. The Compensation Committee is comprised of Messrs. Paul and Black and held one meeting in fiscal 1996.

     Stock Plan Committee. The Stock Plan Committee administers the stock option plans of the Company and held two meetings during fiscal 1996. The Stock Plan Committee is comprised of Messrs. Paul and Black.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by the Company to each of its Executive Officers.

                                                                                 LONG TERM
                                           ANNUAL COMPENSATION                  COMPENSATION
                             ------------------------------------------------   ------------
                                                               ALL OTHER          OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS       COMPENSATION(1)      GRANTED #     COMPENSATION(2)
---------------------------  ----   --------   --------   -------------------   ------------   ---------------
                             1996   $211,800   $827,300         $7,500                -0-        $1,033,000
James T. Kelly               1995   $205,740   $637,300         $7,500            100,000                --
  Chief Executive Officer..  1994   $200,280   $472,000         $7,500                -0-                --
                             1996   $177,000   $336,300         $7,500            190,000                --
John P. Byrnes(3)            1995   $135,845   $220,000         $6,793             60,000                --
  President................  1994   $124,017   $150,000         $6,201                -0-                --
                             1996   $165,600   $607,500         $7,500                -0-        $  943,400
Howard R. Deutsch            1995   $161,400   $468,000         $7,500             73,000                --
  Executive V. P...........  1994   $157,140   $346,500         $7,500                -0-                --
                             1996   $114,960   $420,200         $5,748                -0-        $  666,800
James M. Emanuel             1995   $111,840   $323,700         $5,592             51,000                --
  Chief Financial Officer..  1994   $108,900   $239,500         $5,445                -0-                --

---------------

(1) The Company makes a contribution of 5% of each participating employee's annual base salary to the Company's 401(k) Plans, however the plan has a maximum annual base salary level of $150,000 as a result of changes made by the Internal Revenue Service.
(2) In 1990, the Company entered into employment agreements with Messrs. Kelly, Deutsch and Emanuel which, as modified in 1993, were scheduled to expire on December 31, 1996. These agreements contained the executive officers' annual incentive compensation formula, covenants not to compete, and change of control severance compensation provisions. In 1996, the Company extended such agreements and restructured their terms to modify the incentive compensation formula, to retain the executive officers' covenants not to compete, and to eliminate payments in the event of a change of control of the Company. In consideration of agreeing to the restructuring, the executive officers received the amounts shown in the table.
(3) Mr. Byrnes was promoted to Chief Executive Officer on January 1, 1997.

     The following table sets forth the options granted to the Company's Executive Officers in fiscal 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                  POTENTIAL REALIZABLE VALUE
                                                                                  AT ASSUMED ANNUAL RATES OF
                                                                                 STOCK PRICE APPRECIATION FOR
                                           INDIVIDUAL GRANTS                             OPTION TERM
                         -----------------------------------------------------   ----------------------------
                         NUMBER OF     % OF TOTAL
                         SECURITIES     OPTIONS
                         UNDERLYING    GRANTED TO      EXERCISE
                          OPTIONS     EMPLOYEES IN      PRICE       EXPIRATION
         NAME            GRANTED(1)   FISCAL YEAR    ($/SHARE)(2)      DATE          5% $           10% $
         ----            ----------   ------------   ------------   ----------   ------------    ------------
John P. Byrnes.........    40,000          7.5          $25.25      12/31/2004     $1,412,400      $2,505,200
                          150,000         28.3          $35.25      12/31/2004     $3,796,500      $7,894,500

---------------

(1) The options have been granted under the Company's 1990 and 1996 Stock Plans. The 40,000 options vest fifty percent, or 20,000 shares each, on January 26, 1998 and January 26, 1999. The 150,000 options vest fifty percent, or 75,000 shares each, on December 1, 1999 and December 1, 2000.

(2) The exercise price per share for each option grant was equal to the market price of the Company's Common Stock as of the date the option was granted.

     The following table sets forth aggregate options exercised by the Company's Executive Officers in fiscal 1996.

                AGGREGATE OPTIONS EXERCISED IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                                    VALUE OF
                                                             NUMBER OF             UNEXERCISED
                                                            UNEXERCISED           IN-THE-MONEY
                                                            OPTIONS AT             OPTIONS AT
                                SHARES                        FY-END                FY-END(1)
                               ACQUIRED       VALUE        EXERCISABLE/           EXERCISABLE/
            NAME              ON EXERCISE    REALIZED      UNEXERCISABLE          UNEXERCISABLE
            ----              -----------   ----------   -----------------   -----------------------
James T. Kelly..............    175,000     $4,922,877   281,000 / 100,000   $6,697,625 / $1,600,000
John P. Byrnes..............     44,000     $1,691,250   149,646 / 325,000   $4,646,779 / $4,102,500
Howard R. Deutsch...........     75,000     $2,227,500   169,000 /  73,000   $3,889,875 / $1,168,000
James M. Emanuel............     50,000     $1,481,250    95,000 /  51,000   $2,399,375 /   $816,000

---------------

(1) Value is calculated using the Lincare Holdings Inc. closing stock price on December 31, 1996 of $41.00 per share less the exercise price for such shares.

EMPLOYMENT AGREEMENTS

     The Company has employment agreements with its Chairman and each of its Executive Officers. Under the employment agreements, Mr. Kelly serves as Chairman of the Board at a current annual salary of $240,000, Mr. Byrnes serves as Chief Executive Officer and President at a current annual salary of $350,000, Mr. Deutsch serves as Executive Vice President and General Counsel at a current annual salary of $180,000 and Mr. Emanuel serves as Chief Financial Officer at a current annual salary of $175,000. Each agreement provides for annual cost of living adjustments and for such salary increases as may be determined by the Board of Directors in its sole discretion. In addition to salary, the employment agreements provide that each such person shall be eligible to receive bonus compensation based upon individual performance in their respective areas of responsibility.

COMPENSATION COMMITTEE REPORT

     The Company's executive compensation programs are intended to attract, retain and motivate high quality executives with a performance-based compensation package that promotes Company growth and enhancement of Stockholder value. The compensation programs consist of two significant portions, (i) cash compensation and (ii) equity-based incentive compensation, generally through the grant of stock options pursuant to the Company's Non-Qualified Stock Option Plan, its 1991 Stock Plan, its 1994 Stock Plan, and its 1996 Stock Plan.

     The Company's executive compensation programs are administered by two committees of the Board of Directors -- the Compensation Committee and the Stock Plan Committee (collectively, the "Committees"). The role of each Committee is distinct from that of the other. The Compensation Committee administers the cash portion of the executive compensation package, and the Stock Plan Committee administers the equity-based incentive portion. The Committees are made up of the undersigned outside directors.

  Cash Compensation

     The Compensation Committee views the cash compensation component to be in recognition of the contribution by the Executive Officers of the Company to the Company's historical financial performance. Determination of the size of the bonus component of each Executive Officer's compensation package, as described below, was based on an objective, performance-based formula.

     The base salary component of each of the Company's Executive Officers, including its Chief Executive Officer during fiscal 1996, James T. Kelly, was determined by the Compensation Committee of the Board, such committee being comprised of Messrs. Chester B. Black and Andrew M. Paul, two independent directors of the Company. Messrs. Kelly, Deutsch and Emanuel did not receive merit increases in their base salaries in 1996, but such base salaries were indexed for inflation and were increased in accordance with the terms of their employment agreements with the Company. See "EXECUTIVE
COMPENSATION -- Employment Agreements". Mr. John P. Byrnes did receive a merit increase in his base salary during 1996, in recognition of his increased levels of responsibility within the Company during such period.

     The bonus component of each Executive Officer's cash compensation was determined under an objective formula based on the Company's cash flow from operations. As a result of significant improvements in the Company's cash flow from operations from 1995 to 1996, the cash bonuses paid to Executive Officers increased commensurately in 1996. See "EXECUTIVE COMPENSATION -- Summary Compensation Table".

  Equity-Based Incentive Compensation

     The focus of the Stock Plan Committee in administering the equity incentives awarded to Executive Officers is on providing incentive to the Company's senior management team to remain with the Company and to continue to contribute significantly to its performance record.

     The Stock Plan Committee administers the Non-Qualified Stock Option Plan, 1991 Stock Plan, 1994 Stock Plan and the 1996 Stock Plan, each of which provides for the grant of stock options. The 1991 Stock Plan, the 1994 Stock Plan and the 1996 Stock Plan also provide the flexibility to grant awards of restricted stock, but, to date, no such awards have been granted. In the opinion of the Stock Plan Committee, stock option grants are by definition performance-based, in that the value of the option only increases through an increase in the Company's stock price. Thus, to the extent of their option holdings, the interests of the Executive Officers are aligned with the interests of the Stockholders in maximizing the Company's stock price.

     This approach is evidenced by the fact that, to date, (i) all grants to Executive Officers under the Company's stock plans have been subject to some delay in exercisability based on performance or continued employment, and (ii) all grants under the Company's stock plans have been made at an exercise price equal to the fair market value of the Company's stock as of the date of grant. Therefore, without an increase in stock price, the options are of no value. The Stock Plan Committee's general philosophy is that option grants should be made with an exercise price equal to fair market value, with some element of forfeitability.

     The Stock Plan Committee also believes that it is in the best interest of the Stockholders for the Executive Officers to have a significant equity incentive to maximize the value of the Company's stock. The amount of this incentive, in the Committee's view, should be determined based on long-term considerations, to balance the short-term formula-based mechanism contained in the Company's cash compensation system. Therefore, by design, the award of option grants is based on the Stock Plan Committee's perception of the overall value of the Executive Officer to the Company's long-term growth potential.

  Grants to Chief Executive Officer

     In 1996, no option grants were made to Mr. Kelly, who served as the Company's Chief Executive Officer during that period.

  Grants to Other Executive Officers

     During fiscal 1996, Mr. Byrnes was granted the option to purchase 190,000 shares of the Company's Common Stock. See "EXECUTIVE COMPENSATION -- Option Grants in Last Fiscal Year." The Committee, in determining the number of option shares to grant to Mr. Byrnes, considered the significant growth of the Company. The Company's revenues have increased by more than 25 percent per year for the past three years. The revenue growth was a result both of the Company's acquisition program and of internal growth. The Committee also considered the steady growth in earnings per share. The Company's earnings per share grew by more than 25 percent per year for the past three years. The Committee also considered the additional responsibility assumed by Mr. Byrnes in his capacities as the President and Chief Operating Officer of the Company. The Stock Plan Committee also considered the potential long-term contribution of Mr. Byrnes to the maximization of Stockholder value. As noted above, Mr. Byrnes became the Company's Chief Executive Officer as of January 1, 1997.

Andrew M. Paul                                                    Andrew M. Paul
Chester B. Black                                                Chester B. Black
Stock Plan Committee                                      Compensation Committee

                    COMPARISON OF CUMULATIVE TOTAL RETURN OF
                             LINCARE HOLDINGS INC.,
                         NASDAQ HEALTH SERVICES STOCKS,
                       AND THE NASDAQ STOCK MARKET (U.S.)

                                                              NASDAQ            NASDAQ
                                           LINCARE            HEALTH            STOCK
         MEASUREMENT PERIOD               HOLDINGS,           SERVICES          MARKET
        (FISCAL YEAR COVERED)                INC.              STOCKS           (U. S.)
MAR. 19, 1992                                     100.0             100.0             100.0
DEC. 31, 1992                                     218.0             110.0             113.0
DEC. 31, 1993                                     355.0             127.0             130.0
DEC. 31, 1994                                     414.0             136.0             127.0
DEC. 31, 1995                                     357.0             172.0             179.0
DEC. 31, 1996                                     585.0             172.0             220.0

* Assumes $100 invested on March 19, 1992 in Lincare Holdings Inc., NASDAQ Health Services Stocks, and NASDAQ Stock Market (U.S.).

                          AMENDMENT TO 1996 STOCK PLAN

     On March 15, 1996, the Board of Directors approved the Lincare Holdings Inc. 1996 Stock Plan (the "1996 Plan"). The 1996 Plan provides an opportunity for employees, officers, directors and other eligible participants ("Employees") of the Company and its subsidiaries to purchase Common Stock. The 1996 Plan provides for the granting of "non-qualified stock options" and "incentive stock options" to acquire Common Stock and/or the granting of rights to purchase Common Stock on a "restricted stock" basis. The Company is currently authorized to issue an aggregate of 750,000 shares of Common Stock under the 1996 Plan. In no event, however, will the Company issue more than 150,000 shares of Common Stock under the 1996 Plan to any one person during any fiscal year.

     Approximately 2,800 persons are eligible to participate in the 1996 Plan on terms determined by the Company. The terms and conditions of individual option agreements may vary, subject to the following guidelines: (i) the option price of incentive stock options may not be less than market value on the date of grant; the option price of non-qualified options may be less than market value on the date of grant; and (ii) the term of all incentive stock options may not exceed ten years from the date of grant; the term of all non-qualified stock options may exceed ten years from the date of grant.

     The 1996 Plan is administered by a committee of the Board of Directors. See "INFORMATION REGARDING THE BOARD OF DIRECTORS -- Committees and Meetings of the Board of Directors." The committee determines (i) which Employees shall be granted an option or the right to purchase Common Stock under the 1996 Plan (an "Award"); (ii) the number of shares for which an Employee will be granted such an Award; (iii) the amount to be paid by the Employee upon exercise of an Award;
(iv) the time or times and the conditions subject to which Awards may be made and become exercisable; and (v) the form of consideration that may be used to pay for shares issued upon exercise of such Award.

     The Company's Board of Directors has proposed, and recommends to the Stockholders, the adoption and approval of an amendment to the 1996 Plan, which would increase the number of shares of Common Stock covered by the 1996 Plan from 750,000 to 1,000,000. The increase in the number of shares covered by the 1996 Plan will be approved upon an affirmative vote of a majority of the outstanding shares of Common Stock present and entitled to vote at the meeting. The Board of Directors recommends a vote in favor of increasing the number of shares covered by the 1996 Plan, and unless otherwise instructed, the persons named in the accompanying proxy will vote in favor of the amendment.

     The issuance of a nonqualified stock option under the 1996 Plan will not result in any taxable income to the recipient Employee or a tax deduction to the Company at the time it is granted. Generally, an Employee to whom a nonqualified stock option has been granted will recognize ordinary income at the time the Employee exercises the option and receives shares of Common Stock in an amount equal to the excess of the fair market value of such shares on the date of exercise over the option price. The Company is entitled to a tax deduction corresponding to the amount of income recognized by the Employee for the year in which the Employee recognizes such income.

     Neither receipt nor exercise of an incentive stock option is a taxable event to the Employee, and if the recipient Employee does not dispose of the shares of Common Stock acquired under an incentive stock option prior to the expiration of the requisite holding periods described below, any gain resulting from the sale of such shares is long-term capital gain. In such case, the Company is not entitled to any tax deduction with respect to the grant or the exercise of the option. The minimum statutory holding periods are two years from the date the option is granted and one year from the date the Employee receives his shares of Common Stock pursuant to the exercise. If the shares of Common Stock are disposed of before the end of either of such statutory holding periods, the lesser of (i) the difference between the option price and the fair market value of such shares on the date of exercise and (ii) the total amount of gain realized on the sale must be reported by the Employee as ordinary income, and the Company will be entitled to a tax deduction in that amount. The remaining gain, if any, will be taxed to the Employee as long- or short-term capital gain depending on how long the Employee held the shares.

     Generally, an Employee to whom a restricted stock award is made will recognize ordinary income for Federal income tax purposes in an amount equal to the fair market value of such shares of Common Stock received at the time the shares first become transferable or are no longer subject to forfeiture, and such amount will then be deductible for Federal income tax purposes by the Company. Alternatively, if the recipient of a restricted stock award so elects, he will recognize ordinary income on the date of grant in an amount equal to the excess of the fair market value of the shares of Common Stock over the purchase price, if any, paid by the Employee for such Common Stock, and such amount will then be deductible by the Company.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected KPMG Peat Marwick LLP to serve as the Company's independent accountants for the fiscal year ending December 31, 1997, subject to ratification by a majority of the shares represented either in person or by proxy at the Annual Meeting. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

                                 ANNUAL REPORT

     The Company's 1996 Annual Report, containing audited financial statements for the fiscal years ended December 31, 1996 and 1995, accompanies this Proxy Statement. Upon written request, the Company will send you, without charge, a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 1996, which the Company has filed with the Securities and Exchange Commission. The written request should be directed to the Investor Relations Department, at the address of the Company set forth on the first page of this Proxy Statement.

                           PROPOSALS OF STOCKHOLDERS

     For stockholder proposals to be considered for inclusion in the proxy materials for the Company's 1998 Annual Meeting of Stockholders, they must be received by the Secretary of the Company no later than December 10, 1997.

                                 OTHER MATTERS

     At the time of preparation of this Proxy Statement, the Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is intended that the Proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

                                          By Order of the Board of Directors

                                          /s/ James M. Emanuel

                                          JAMES M. EMANUEL
                                          Chief Financial Officer, and Secretary

Clearwater, Florida
April 7, 1997

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                                        APPENDIX


                            LINCARE HOLDINGS INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints John P. Byrnes and James M. Emanuel and either of them, as proxies, to vote all shares of Common Stock of Lincare Holdings Inc. (the "Company") held of record by the undersigned as of March 24, 1997, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Company to be held at Hyatt Regency Westshore, 6200 Courtney Campbell Causeway, Tampa, Florida on Monday, May 12, 1997, at 9:00 A.M. and all adjournments thereof, upon the following matters:









                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE)


PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

                                                                                        WITHHOLD            FOR
                                                                          FOR           AUTHORITY           except for
                                                                          all           to vote for all     the following
                                                                          nominees      nominees            nominee(s)


1. ELECTION OF DIRECTORS:
   NOMINEES: J.T. Kelly, J.P. Byrnes, H.R. Deutsch,                        [    ]             [    ]             [    ]
   A.M. Paul, C.B. Black, F.T. Cary, T.O. Pyle

                                                                             FOR             AGAINST            ABSTAIN

2. Ratification of the selection of KPMG Peat Marwick as the
   Company's independent accountants for the fiscal year end-              [    ]             [    ]             [    ]
   ing December 31, 1997.

                                                                             FOR             AGAINST            ABSTAIN

3. Approval of the Company's amendment to the 1996 Stock Plan.             [    ]             [    ]             [    ]

------------------------------------------------------------

4. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY
   COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
BY THE UNDERSIGNED STOCKHOLDER IF NO DIRECTION IS GIVEN.  THIS PROXY WILL
BE VOTED FOR PROPOSALS (1) AND (2) ABOVE IF ANY NOMINEE DECLINES OR IS
UNABLE TO SERVE AS A DIRECTOR, THEN PERSONS NAMED AS PROXIES SHALL HAVE
FULL DISCRETION TO VOTE FOR ANY OTHER PERSON DESIGNATED BY THE BOARD OF
DIRECTORS.

DATED:                                                              ,1997
      --------------------------------------------------------------


-------------------------------------------------------------------------
                 Signature or signatures of stockholder


-------------------------------------------------------------------------
                 Signature or signatures of stockholder


------------------------------------------------------------------------------------------------------------------------------------
                    (Your signature should conform to your name as printed herein.  Co-owners should all sign.)
